UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2017

ANDINA ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37628	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 West 57th Street, Suite 2223

New York, NY 10107
(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

COMMENCING AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K (THIS “REPORT”), ANDINA ACQUISITION CORP. II (“ANDINA”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS SHAREHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING ANDINA SECURITIES, REGARDING ITS PROPOSED BUSINESS COMBINATION WITH LAZY DAYS’ R.V. CENTER, INC. (“LAZYDAYS” OR THE “COMPANY”), AS DESCRIBED IN THIS REPORT. THIS REPORT, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC. (“EBC”), THE MANAGING UNDERWRITER OF ANDINA’S INITIAL PUBLIC OFFERING (“IPO”) DECLARED EFFECTIVE IN NOVEMBER 2015, IS ASSISTING ANDINA IN THESE EFFORTS, FOR WHICH EBC WILL RECEIVE A FEE. ANDINA, ITS DIRECTORS AND EXECUTIVE OFFICERS AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ANDINA SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION.

SHAREHOLDERS OF ANDINA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ANDINA’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT AND THE REGISTRATION STATEMENT TO BE FILED BY ANDINA’S WHOLLY-OWNED SUBSIDIARY, ANDINA II HOLDCO CORP. (“HOLDCO”), IN CONNECTION WITH ANDINA’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING BECAUSE THESE PROXY STATEMENTS AND THE REGISTRATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ ANDINA’S FINAL PROSPECTUS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON NOVEMBER 25, 2015, AND ANDINA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 2016 AND QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED AUGUST 31, 2017, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF ANDINA’S OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT AND PROSPECTUS TO BE INCLUDED IN HOLDCO’S REGISTRATION STATEMENT WILL BE MAILED TO SHAREHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE BUSINESS COMBINATION. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF SUCH DOCUMENTS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: ANDINA ACQUISITION CORP. II, 250 WEST 57TH STREET, SUITE 2223, NEW YORK, NEW YORK 10107, ATTN: CORPORATE SECRETARY. THESE DOCUMENTS, ONCE AVAILABLE, AND THE FINAL PROSPECTUS AND ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Some of THE COMPANY’S financial information and data contained IN THE EXHIBITS ATTACHED HERETO does not conform to SEC regulations in that it includes certain financial information (EBITDA) not derived in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, such information and data will be adjusted and presented differently in Andina’s proxy statement to solicit shareholder approval of the proposed transaction. Andina and THE COMPANY believe that the presentation of non-GAAP measurements provides information that is useful to investors as it indicates more clearly the ability of THE COMPANY to meet capital expenditures and working capital requirements and otherwise meet its obligationS as they become due.

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ANDINA, HOLDCO or LAZYDAYS, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This report and the exhibits hereto include “forward-looking statements.” LAZYDAYS’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, ANDINA’S and LAZYDAYS’ expectations with respect to future performance, anticipated financial impacts of the BUSINESS COMBINATION and related transactions; approval of the BUSINESS COMBINATION and related transactions by security holders; the satisfaction of the closing conditions to the BUSINESS COMBINATION and related transactions; and the timing of the completion of the BUSINESS COMBINATION and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the parties’ control and difficult to predict. Factors that may cause such differences include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which LAZYDAYS is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of SERVICES THAT LAZYDAYS PROVIDES; general economic conditions; and geopolitical events and regulatory changes. Other factors include the possibility that the BUSINESS COMBINATION does not close, including due to the failure to receive required security holder approvals, or the failure TO SATISFY other closing conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in ANDINA’S most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning ANDINA and LAZYDAYS, the BUSINESS COMBINATION, the related transactions or other matters and attributable to ANDINA and LAZYDAYS or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither ANDINA nor LAZYDAYS undertakeS or acceptS any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01	Entry into a Material Definitive Agreement.

General; Structure of Business Combination

On October 27, 2017, Andina Acquisition Corp. II, a Cayman Islands exempted company (“Andina”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Andina, Andina II Holdco Corp., a Delaware corporation and wholly owned subsidiary of Andina (“Holdco”), Andina II Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), Lazy Days’ R.V. Center, Inc., a Delaware corporation (“Lazydays” or the “Company”), and, solely for certain purposes set forth in the Merger Agreement, A. Lorne Weil, an individual (“Weil”).

Lazydays operates recreational vehicle dealerships in Seffner, FL, Tucson, AZ and Loveland, Denver and Longmont, CO. Lazydays carries more than 2,500 new and pre-owned recreational vehicles, and also has over 300 service bays and two on-site campgrounds with over 700 recreational vehicle campsites. Lazydays welcomes over 500,000 visitors annually, and employs over 700 people in its facilities.

The following summaries of the Merger Agreement and the other agreements to be entered into by the parties in connection with the business combination are qualified in their entirety by reference to the text of the Merger Agreement and such other agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

The Merger Agreement provides for a business combination transaction by means of (i) the merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company (the “Redomestication Merger”) and (ii) the merger of Merger Sub with and into Lazydays, with Layzdays surviving and becoming a direct wholly owned subsidiary of Holdco (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). As a result of the Mergers, the shareholders of Andina and stockholders of Lazydays will become stockholders of Holdco.

Under the Merger Agreement, upon consummation of the Redomestication Merger, (i) each ordinary share of Andina will be exchanged for one share of common stock of Holdco (“Holdco Shares”), except that holders of ordinary shares of Andina sold in its initial public offering (“public shares”) shall be entitled to elect instead to receive a pro rata portion of Andina’s trust account, as provided in Andina’s charter documents, (ii) each Andina right will entitle the holder to receive one-seventh of a Holdco Share and (iii) each Andina warrant will entitle the holder to purchase one-half of one Holdco Share at a price of $11.50 per whole share. Upon consummation of the Transaction Merger, the stockholders of Lazydays (the “Stockholders”) will receive their pro rata portion of: (i) 2,857,143 Holdco Shares; and (ii) $85,000,000 in cash, subject to adjustments based on Lazydays’ working capital and debt as of closing and also subject to any such Holdco Shares and cash that are issued and paid to Lazydays’ optionholders and participants under Lazydays’ transaction incentive plan.

As the sole and exclusive remedy for amounts (if any) owed to Holdco as adjustments to the merger consideration based on Lazydays’ working capital and debt as of closing, an aggregate of $2,000,000 in cash to be paid as part of the merger consideration (the “Adjustment Escrow Cash”) shall be deposited in escrow. The escrow agent shall release the Adjustment Escrow Cash following its receipt of a notice specifying the amounts to be released as provided for in the Merger Agreement.

Upon the consummation of the Mergers, Holdco will be the new public entity and will change its name to “Lazydays Holdings, Inc.” The Mergers are expected to be consummated in the first quarter of 2018 after the required approvals by the shareholders of Andina and the Company are obtained and the fulfillment of certain other conditions, all as described herein and in the Merger Agreement.

PIPE Investment

Simultaneously with entering into the Merger Agreement, Holdco has entered into a series of securities purchase agreements with institutional investors for the sale of convertible preferred stock, common stock, and warrants of Holdco for an aggregate purchase price of $88.5 million (the “PIPE Investment”) in a private placement which will close simultaneously with the consummation of the Mergers (the “Closing”). As a result of the PIPE Investment, on the Closing, Holdco would issue an aggregate of 600,000 shares of Series A Preferred Stock of Holdco (with a stated value of $60.0 million), 3,261,852 Holdco Shares and five-year warrants to purchase an additional 2,503,934 Holdco Shares exercisable at $11.50 per share; provided that the number of Holdco Shares being issued in the PIPE Investment may be reduced in order to ensure that two investors that will be investing an aggregate of $22,750,000 in the PIPE Investment will hold less than up to 9.99% of the outstanding Holdco Shares at Closing and to the extent such number is reduced, they will receive pre-funded warrants in lieu of such Holdco Shares. The investors in the PIPE Investment will be granted certain registration rights as set forth in the securities purchase agreements.

The material terms of the Series A Preferred Stock are as follows:

The Series A Preferred Stock will rank senior to all outstanding capital stock of Holdco. Holders of the Series A Preferred Stock will be entitled to vote on an as-converted basis together with the holders of the Common Stock of Holdco, and not as a separate class, at any annual or special meeting of Holdco’s stockholders. Each share of Series A Preferred Stock will be convertible at the holder’s election at any time, at an initial conversion price of $10.0625 per share, subject to adjustment (as applicable, the “Conversion Price”). Upon any conversion of the Series A Preferred Stock, Holdco will be required to pay each holder converting shares of Series A Preferred Stock all accrued and unpaid dividends, in either cash or shares of Common Stock, at Holdco’s option. The Conversion Price will be subject to adjustment for stock dividends, forward and reverse splits, combinations and similar events, as well as for certain dilutive issuances.

Dividends on the Series A Preferred Stock will accrue at an initial rate of 8% per annum (the “Dividend Rate”), compounded quarterly, on each $100 of Series A Preferred Stock (the “Issue Price”) and be payable quarterly in arrears. Accrued and unpaid dividends, until paid in full in cash, will accrue at the then applicable Dividend Rate plus 2%. The Dividend Rate will be increased to 11% per annum, compounded quarterly, in the event Holdco’s senior indebtedness less unrestricted cash during any trailing twelve month period ending at the end of any fiscal quarter is greater than 2.25 times EBITDA. The Dividend Rate will be reset to 8% at the end of the first fiscal quarter when Holdco’s senior indebtedness less unrestricted cash during the trailing twelve month period ending at the end such quarter is less than 2.25 times EBITDA.

If, at any time following the second anniversary of the issuance of the Series A Preferred Stock, the volume weighted average price of Holdco’s Common Stock equals or exceeds $25.00 (as adjusted for stock dividends, splits, combinations and similar events) for a period of thirty consecutive trading days, Holdco may elect to force the conversion of any or all of the outstanding Series A Preferred Stock at the Conversion Price then in effect. From and after the eighth anniversary of the issuance of the Series A Preferred Stock, Holdco may elect to redeem all, but not less than all, of the outstanding Series A Preferred Stock in cash at the Issue Price plus all accrued and unpaid dividends. From and after the ninth anniversary of the issuance of the Series A Preferred Stock, each holder of Series A Preferred Stock has the right to require Holdco to redeem all of the holder’s outstanding shares of Series A Preferred Stock in cash at the Issue Price plus all accrued and unpaid dividends.

In the event of any liquidation, merger, sale, dissolution or winding up of Holdco, holders of the Series A Preferred Stock will have the right to (i) payment in cash of the Issue Price plus all accrued and unpaid dividends, or (ii) convert the shares of Series A Preferred Stock into Common Stock and participate on an as-converted basis with the holders of Common Stock.

So long as the Series A Preferred Stock is outstanding, the holders thereof, by the vote or written consent of the holders of a majority in voting power of the outstanding Series A Preferred Stock, shall have the right to designate two members to the board of directors of Holdco.

Support Agreement

Concurrently with the execution of the Merger Agreement, certain Stockholders (the “Supporting Stockholders”) have entered into a support agreement with Andina (the “Support Agreement”), pursuant to which each of the Supporting Stockholders has agreed, among other things, to vote all of the shares of the Company’s common stock beneficially owned by such Supporting Stockholder in favor of the Transaction Merger, and to not take any action to solicit, knowingly encourage, initiate, engage in or otherwise knowingly facilitate discussions or negotiations with, provide any information to, or enter into any agreement with any person (other than the parties to the Merger Agreement) concerning any merger, sale of a significant portion of assets or similar transaction involving the Company prior to April 27, 2018.

Lock-Up

Certain of the Stockholders will not be able to sell any of the Holdco Shares that they receive as a result of the Transaction Merger (subject to limited exceptions) until the earlier of (i) the nine-month anniversary of the Closing and (ii) the date on which Holdco consummates a liquidation, merger, stock exchange or other similar transaction in which Holdco is not the surviving company or which results in a change of control of Holdco. Such Stockholders will be required to enter into a lock-up agreement to such effect as a condition to the Closing.

Registration Rights

At Closing, Holdco will enter into a Registration Rights Agreement providing the Stockholders with certain demand registration rights and piggy-back registration rights with respect to registration statements filed by Holdco after the Closing. Andina and Holdco shall amend any existing registration rights agreements to which it is a party or similar agreements or instruments to which it is a party providing for registration rights with respect to Andina’s or Holdco’s securities held by any person such that the securities of Andina or Holdco held by the Stockholders will be equal in priority with all other securities of Andina or Holdco.

Indemnification of Andina and Holdco

Pursuant to the Merger Agreement, Andina and Holdco shall be entitled to certain limited indemnification for any inaccuracies or breaches of Lazydays’ representations and warranties in the Merger Agreement or for the non-fulfillment or breach prior to the Closing of any covenant or agreement of Lazydays contained in the Merger Agreement.

To provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent): (i) an aggregate of $4,250,000 of cash to be paid as part of the merger consideration and (ii) 142,857 of the Holdco Shares to be issued as part of the merger consideration (“Indemnity Escrow Fund”) under the Merger Agreement. The escrow will be the sole remedy for Holdco with respect to their rights to indemnification under the Merger Agreement, except with respect to indemnification arising out of the inaccuracy or breach of certain specified representations of Lazydays set forth in the Merger Agreement.

The escrow agent shall release the Indemnity Escrow Fund (less any amounts for pending claims) on the first anniversary of the Closing.

No amount for indemnification shall be payable to Holdco unless and until the aggregate amount of all indemnifiable losses otherwise payable exceeds a deductible amount of $1,000,000, in which event all indemnifiable losses so due in excess of the deductible amount shall be paid out of the Indemnity Escrow Fund. The aggregate liability for losses of Holdco shall not in any event exceed the cash and Holdco Shares that constitute the Indemnity Escrow Fund. Holdco shall have no claim for indemnity against the Stockholders other than for any of the cash and Holdco Shares placed in escrow.

Representations and Warranties

The Merger Agreement contains representations and warranties of Andina, Lazydays and Holdco relating to, among other things, (a) organization and qualification, (b) subsidiaries, (c) capitalization, (d) authority relative to the Merger Agreement, (e) no conflict; required filings and consents, (f) compliance, (g) SEC reports and financial statements, (h) undisclosed liabilities, (i) absence of certain changes or events, (j) litigation, (k) employee benefit plans, (l) labor matters, (m) certain business activities, (n) title to property, (o) taxes, (p) environmental matters, (q) brokers, (r) intellectual property, (s) agreements, contracts and commitments, (t) insurance, (u) government actions/filings, (v) interested party transactions, (w) board approval, (x) listing of Andina’s securities, (y) the PIPE Investment and (z) Andina’s trust account.

Covenants

Andina, Holdco and Lazydays have each agreed to use its commercially reasonable efforts take such actions as are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the Closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for:

(i)

The preparation and filing by Andina and Holdco of a proxy statement/registration statement to solicit proxies from the Andina shareholders for an extraordinary general meeting of the shareholders regarding, among other things, (i) adoption of the Merger Agreement and approval of the Mergers, (ii) the election of the board of directors of Holdco, (iii) approving the material differences between Andina’s charter documents and Holdco’s charter documents to be effective upon the Closing, (iv) the adoption of an equity incentive plan for Holdco, (v) the approval of the PIPE Investment, (vi) any other proposals Andina and the Company deem necessary or desirable, and (vii) an adjournment proposal, if necessary;

(ii)

The preparation and filing by Andina and Lazydays of the notification required of each of them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) in connection with the transactions contemplated by the Merger Agreement;

(iii)	The preparation and filing by Andina of all such forms, reports and documents required to be filed by Andina with the SEC subsequent to the date of the Merger Agreement through the Closing;

(iv)	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

(v)	Lazydays to waive its rights to make claims against Andina to collect from the trust fund established for the benefit of the holders of public shares for any monies that may be owed to them by Andina;
(vi)	Andina and Holdco to use commercially reasonable best efforts to continue the listing of Holdco’s securities on Nasdaq;
(vii)	Lazydays ceasing discussions for alternative transactions (subject to certain limited exceptions);
(viii)	Lazydays to provide periodic financial information to Andina through the Closing;
(ix)	Andina and Holdco to use commercially reasonable efforts to arrange and obtain the PIPE Investment; and
(x)	Lazydays to give notice to all of its stockholders calling for a special meeting to consider and vote upon the Merger Agreement and the Transaction Merger and the other transactions contemplated thereby, and shall hold such meeting as promptly as practicable after the effectiveness of the proxy statement/registration statement, unless the stockholders of Lazydays act by written consent without a meeting of stockholders after such effectiveness.

Conditions to Closing

General Conditions

Both Andina’s and Lazydays’ obligations to consummate the Mergers are conditioned upon, among other things:

●	approval by Andina’s shareholders of the matters set forth above;

●	Lazydays’ stockholder approval having been obtained;
●	Andina having at least $5 million of net tangible assets upon consummation of the Mergers and after taking into account the holders of public shares having exercised their right to convert their public shares into cash;

●	all waiting periods under the HSR Act having expired or been terminated and no government statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) being in effect and which has the effect of prohibiting the consummation of the Mergers;

●	the PIPE Investment having been, or concurrently with the Closing shall be, completed; and
●	the proxy statement/registration statement being declared effective.

Lazydays’ Conditions to Closing

The obligations of Lazydays to consummate the Transaction Merger also are conditioned upon, among other things:

●	there being no material adverse change with respect to Andina;

●	Andina shall be in compliance with reporting requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934;

●	the registration rights agreement shall be executed by the parties thereto and delivered to Lazydays;

●	receipt by Lazydays of opinions of Graubard Miller and Maples and Calder in agreed form;

●	certain persons shall have resigned from their positions with Andina, Holdco and Merger Sub;

●	the Holdco Shares shall have been approved for listing on Nasdaq; and

●	the Redomestication Merger shall have been consummated.

Andina’s, Holdco’s and Merger Sub’s Conditions to Closing

The obligations of Andina, Holdco and Merger Sub to consummate the Mergers also are conditioned upon each of the following, among other things:

●	there being no material adverse change with respect to Lazydays;

●	the lock-up agreements shall be executed by the parties thereto and shall be in full force and effect;

●	receipt by Andina of an opinion of Stroock & Stroock & Lavan LLP in agreed form;

●	all outstanding indebtedness owed to Lazydays by any Lazydays insiders shall have been repaid in full or otherwise been extinguished; all outstanding guaranties and similar arrangements pursuant to which Lazydays has guaranteed the payment or performance of any obligations of any Lazydays insiders to a third party shall have been terminated; and (iii) no Lazydays insider shall own any direct equity interests in any subsidiary of Lazydays; and

●	the aggregate number of dissenting shares shall not exceed eight percent (8%) of the Lazydays common stock outstanding as of immediately prior to the effective time of the Transaction Merger.

There can be no assurance that all of the foregoing conditions will be satisfied or waived.

Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

●	by mutual written agreement of Andina and Lazydays;

●	by either Andina or Lazydays in certain circumstances if the Closing has not occurred on or before June 30, 2018;

●	by either Andina or Lazydays if a governmental entity shall have issued an order, or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which order, decree, ruling or other action is final and nonappealable;

●	by either Andina or Lazydays if the other party has materially breached any of its covenants or representations and warranties set forth in the Merger Agreement such that the applicable condition to Closing would not be satisfied and has not cured its breach within thirty days of a notice of such breach, provided that the terminating party is itself not in uncured material breach;

●	by either Andina or Lazydays if, at the Andina extraordinary general meeting, the Mergers are not approved by holders of Andina shares or Andina will have less than $5,000,001 of net tangible assets upon consummation of the Mergers and after giving effect to the exercise by the holders of public shares of their rights to convert the public shares held by them into cash;

●	by either Andina or Lazydays by written notice after Lazydays or Andina, as applicable, delivers a disclosure supplement under the Merger Agreement to Andina or Lazydays, as applicable, and the matter(s) disclosed in such disclosure supplement shall have resulted in a Material Adverse Effect (as defined in the Merger Agreement) on Lazydays or Andina, as applicable; or

●	by Lazydays by written notice to Andina if at any time prior to obtaining the Lazydays stockholder approval, the Board of Directors of Lazydays authorizes Lazydays to terminate the Merger Agreement as a result of it receiving a “Superior Proposal” (as defined in the Merger Agreement).

If Lazydays terminates the Merger Agreement in connection with its receipt of a Superior Proposal as set forth in the Merger Agreement, it will owe Andina an aggregate of $2,200,000 within one business day of the termination.

Item 7.01	Regulation FD Disclosure.

Investor Presentation

Commencing shortly after the filing of this Current Report on Form 8-K, Andina intends to hold presentations for certain of its stockholders, as well as other persons who might be interested in purchasing Andina’s securities, in connection with the proposed transaction with Lazydays, as described in this Current Report on Form 8-K. This Current Report on Form 8-K, including some or all of the exhibits hereto, will be distributed to participants at such presentations. The slides to be used in connection with this investor presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Press Release

On October 27, 2017, Andina issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of October 27, 2017, by and among Andina Acquisition Corp. II, Andina II Holdco Corp., Andina II Merger Sub Inc., Lazy Days’ R.V. Center, Inc., and A. Lorne Weil.*

99.1	Press release dated October 27, 2017.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Andina agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2017	ANDINA ACQUISITION CORP. II

	By:	/s/ Julio A. Torres
	Name:	Julio A. Torres
	Title:	Chief Executive Officer